EXHIBIT 99.1

CERTIFICATION

In connection with the Annual Report on Form 11-K of the DQE, Inc. 401(k) Retirement Savings Plan (the “Plan”) for the year ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

WITNESS the due execution hereof this 27th day of June, 2003.

/s/ MAUREEN L. HOGEL

Maureen L. Hogel Senior Vice President and Chief Administratative Officer of DQE, Inc.

/s/ STEVAN R. SCHOTT

Stevan R. Schott Vice President and Controller of DQE, Inc.

This certification is being furnished to the Securities and Exchange Commission as an exhibit to such Form 11-K. A signed original of this certification required by Section 906 has been provided to the Plan, who will retain it and furnish a copy to the Securities and Exchange Commission or its staff upon request.

18